EXHIBIT 10.5
                                                                    ------------





                                   CENTURY ONE

                          OFFICE SPACE LEASE AGREEMENT

                                     between

                  JAY F. ANTENEN, JR., JAY F. ANTENEN, SR., AND
                              DONALD M. HOUPT, III

                                    as Lessor

                                       and

                                 ABLE LABS, INC.

                                    as Lessee

                     Dated as of ________________ ____, 2002





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                                TABLE OF CONTENTS

Section                                                                 Page
--------------------------------------------------------------------------------

   1        The Premises............................................     1

   2        Term....................................................     1

            2.1          Definitions................................     1
            2.2          Term.......................................     2

   3        Construction............................................     2

            3.1          Installation of Improvements...............     2
            3.2          Approval of Plans and Cost Estimate........     2
            3.3          Other Work by Lessee.......................     3
            3.4          Punch List.................................     3

   4        Rent....................................................     3

            4.1          Base Rent..................................     3
            4.2          Manner of Payment of Base Rent.............     4
            4.3          Late Charges...............................     4

   5        Additional Rent.........................................     5

            5.1          Additional Rent............................     5
            5.2          Definitions................................     5
            5.3          Budget.....................................     6
            5.4          Statements.................................     6
            5.5          Fines, Penalties, Costs, Interests.........     7
            5.6          Fiscal Year................................     7

   6        Security Deposit........................................     7

            6.1          Security Deposit...........................     7
            6.2          Refund.....................................     8
            6.3          Use and Transfer of Security Deposit.......     8

   7        Obligations of Lessor............................            8
            7.1          Services...................................     8
            7.2          Business Days..............................     9
            7.3          Extraordinary Use..........................     9
            7.4          Interruption of Services...................     9
            7.5          Repairs....................................     10

   8        Obligations of Lessee...................................     10

            8.1          Use of Premises............................     10
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            8.2          Electric Current...........................     10
            8.3          Compliance with Laws and
                         Regulations................................     11
            8.4          Care of Premises...........................     12
            8.5          Alterations................................     12
            8.6          Assignment and Subletting..................     13
            8.7          Signs......................................     14

   9        Rights Reserved to Lessor...............................     14

            9.1          Entrance...................................     14
            9.2          Common Areas...............................     15
            9.3          Right to Cure..............................     15

  10        Rights of the Parties in the Event of
            Eminent Domain or Casualty..............................     16

            10.1         Eminent Domain.............................     16
            10.2         Fire and Casualty..........................     16

  11        Insurance; Damage to Lessee's
            Property................................................     17

            11.1         Insurance..................................     17
            11.2         Waiver of Claims...........................     18
            11.3         Lessee's Insurance.........................     18

  12        Lessee's Indemnification of Lessor......................     19

  13        Defaults and Remedies...................................     19

            13.1         Defaults by Lessee.........................     19
            13.2         Remedies of Lessor.........................     20
            13.3         Attorneys' Fees............................     21
            13.4         Condition on Lessor's Liability............     22

  14        Broker..................................................     22

  15        Entry by Lessor.........................................     22

  16        Inability to Perform....................................     22

  17        Relocation of Premises..................................     23

  18        Lessor's Successors.....................................     23

  19        Limitation Upon Liability...............................     24

  20        Miscellaneous Provisions................................     24
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            20.1         Right of Quiet Enjoyment...................     24
            20.2         Subordination..............................     24
            20.3         Estoppel Certificates......................     25
            20.4         Rights of Assigns..........................     25
            20.5         Surrender at End of Term...................     25
            20.6         Holding Over...............................     25
            20.7         Waiver.....................................     26
            20.8         Notice.....................................     26
            20.9         Severability...............................     26
            20.10 Government Regulations............................     27
            20.11 Counterparts......................................     27
            20.12 Entire Agreement..................................     27
            20.13 Other Agreements..................................     27
            20.14 Headings; Pronouns................................     27

EXHIBITS

   A                    Floor Plan

   B                    Improvements

   C                    Rules and Regulation

                                   CENTURY ONE

                          OFFICE SPACE LEASE AGREEMENT

            JAY F. ANTENEN, JR., JAY F. ANTENEN, SR., AND DONALD M. HOUPT, III ("Lessor"), and ABLE LABS, INC. a(n) ___________________ ("Lessee"), hereby enter into the following Office Space Lease Agreement this ____ day of __________, 2002.

            1. THE PREMISES. Lessor leases to Lessee, and Lessee leases from Lessor, on the terms and conditions set forth herein, a portion of the building (the "Building") located at 11590 Century Boulevard, Cincinnati, Ohio 45246, on land (the "Land") which is part of the Century One Office Park (the "Office Park"). The portion of the Building hereby leased to Lessee (the "Premises") contains approximately 731 square feet of leasable space, is located on the first floor of the Building, and is shown on the plan of such floor attached hereto as Exhibit A.

            Lessor also grants to Lessee, together with and subject to the same rights granted from time to time by Lessor to other tenants and occupants of the Building, the right to use the lobbies, elevators, hallways, and other common areas within the Building, and sidewalks, parking areas, driveways, landscaped areas, and any other facilities or improvements located on the Land (the "Common Areas").

            2. TERM.

               2.1 Definitions. As used in this Lease, the following terms shall have the following meanings:

                   2.1.1 "Commencement Date" shall mean the date on which Lessor gives Lessee written notice that the Premises are "Available for Occupancy", currently projected to be August 1, 2002 (as hereinafter defined). Upon Lessor's request, Lessee shall execute and deliver a written memorandum setting forth the Commencement Date of this Lease.

                   2.1.2 The Premises shall be deemed "Available for Occupancy" on the later to occur of (i) the date that Lessor notifies Lessee that the "Tenant Improvements", as defined in Section 3, have been substantially completed, and (ii) the earlier of the date that Hamilton County has given permission to occupy the Premises or the date that Lessee takes occupancy of the Premises.

                   2.1.3 "Lease Year" shall mean the 12 month period beginning on the Commencement Date if it is the first day of a month, or the first day of the first month after the

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Commencement Date if it is other than the first day of a month, and on each anniversary thereof throughout the term of this Lease and any renewals or extensions.

               2.2 Term. This Lease shall be for a term (the "Term") of three
(3) Lease Years, plus the period beginning on the Commencement Date to the first day of the first Lease Year, if any.

            3. CONSTRUCTION.

               3.1 Installation of Improvements. Lessor shall complete and install within the Premises substantially in accordance with plans and specifications identified in Exhibit B, and at the expense of the party indicated in Exhibit B. The quantities, character, location and manner of installation of improvements shall be subject to limitations imposed by governmental authorities.

               3.2 Approval of Plans and Cost Estimate. As soon as possible after the execution of this Lease, but no later than 7 days after the date hereof, Lessee shall provide Lessor with a description of Lessee's requirements in sufficient detail so as to enable Lessor to prepare complete plans and specifications for the Tenant Improvements. Such plans and specifications (the "Plans and Specifications") and a cost estimate (the "Cost Estimate") for the Tenant Improvements shall then be prepared by Lessor and submitted to Lessee. Within 7 days after Lessor provides Lessee with the Plans and Specifications and the Cost Estimate, Lessee shall approve the Plans and Specifications and the Cost Estimate.

               If Lessee fails to provide Lessor with a description of Lessee's requirements within the time provided above, or if Lessee fails to approve the Plans and Specifications and the Cost Estimate by the time set forth above, or if Lessee requests any changes to the Plans and Specifications after approval thereof, or if Lessee has requirements that cause unreasonable delays in commencing or completing the Tenant Improvements, and as a result of any such event, Lessor is delayed in commencing or completing the Tenant Improvements beyond the date on which, but for such delay, Lessor would (in its reasonable judgment) have commenced or completed them, and such completion occurs after the date which would have been the Commencement Date, then the Commencement Date shall be the date which would have been the Commencement Date had such delay not occurred.

               3.3 Other Work by Lessee. All work not within the scope of the construction trades employed on the Building,

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such as installation of furniture, telephone equipment and wiring, and office equipment, shall be furnished and installed by Lessee at its expense. Lessee shall conduct such work in a manner as not to interfere unreasonably with or delay the work of Lessor's contractors. Lessor shall give access and entry to the Premises to Lessee and its contractors to perform such work, provided, however, that if such entry is prior to the commencement of the Term of this Lease, such entry shall be subject to all of the terms and conditions of this Lease except the payment of rent.

               3.4 Punch List. Lessee's taking possession of the Premises shall be conclusive evidence of (a) Lessee's acceptance of the Premises, (b) that the Premises were in good order and satisfactory condition when Lessee took possession, and (c) that the Tenant Improvements were satisfactorily completed, except for such minor items as Lessor and Lessee shall describe on a "Punch List" to be prepared and signed by both parties within five (5) days after Lessee's taking possession of the Premises.

            4. RENT.

               4.1 Base Rent. During the term of this Lease, the base rent for the Premises (the "Base Rent") shall be as follows:

                   Annual Base Rent        Total Annual       Total Monthly
  Period              Per Sq. Ft.            Base Rent          Base Rent
-------------------------------------------------------------------------------

Year 1
8/1/02 - 7/31/03        $10.00                $7,310.00          $609.17

Year 2
8/1/03 - 7/31/04        $10.00                $7,310.00          $609.17

Year 3
8/1/04 - 7/31/05        $10.50                $7,675.50          $639.63

               If the Commencement Date occurs on a date other than the first day of a month, the Base Rent for the period prior to the commencement of the first Lease Year shall be prorated based upon the number of days from the Commencement Date until the date on which the first Lease Year commences, and shall be paid with the first monthly installment of Base Rent. Base Rent for any fraction of a Lease Year shall be prorated accordingly.

               4.2 Manner of Payment of Base Rent. Lessee shall pay the Base Rent for each Lease Year in equal monthly installments, in advance, on the first day of each month during

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such Lease Year, without demand, deduction, counterclaim or setoff, at Lessor's notice address or at such other address as Lessor may designate by notice to Lessee.

               4.3 Late Charges. If any installment of Base Rent, "Additional Rent" (as hereinafter defined) or any other amount required to be paid under this Lease is not paid when due or within 5 days thereafter, Lessee shall immediately pay Lessor a service fee in the amount of 15% of such installment or amount. In addition, if any installment of Base Rent or Additional Rent or any other amount required to be paid under this Lease is not paid when due or within 15 days thereafter, each such unpaid installment or amount shall bear interest from the date it was due until paid at the rate of 2% per month or, if less, the maximum rate of interest permitted by law.

            5. ADDITIONAL RENT.

               5.1 Additional Rent. Lessee shall pay as additional rent ("Additional Rent") for the Premises during each Lease Year, "Lessee's Share" of "Taxes", "Operating Expenses" and "Electricity Expenses" in connection with the "Property." The current estimate of those expenses for calendar year 2002 is $5.95 per rentable square foot annually, or $362.45 monthly.

               5.2 Definitions. As used herein, the following terms have the following meanings:

                   5.2.1 "Lessee's Share" means the Lessee's pro rata share of Taxes, Operating Expenses and Electricity Expenses. Lessee's Share is equal to the number of leasable square feet of space in the Premises divided by the total number of leasable square feet of space in the Building (731 / 51,354 = 1.42%).

                   5.2.2 "Taxes" shall mean all real estate taxes and assessments, or substitutes therefore, all charges in lieu of taxes, and all other payments in lieu of taxes made by special agreement or otherwise incurred during any calendar year on the Property, and any personal property taxes imposed upon the Property or any part thereof. Expenses incurred by Lessor in obtaining or attempting to obtain a reduction of any Taxes shall be included in the amount of any such Taxes. Taxes that are being contested by Lessor shall nevertheless be included for purposes of the computation of Additional Rent; provided, however, that if Lessee shall have paid any amount of Additional Rent and Lessor thereafter receives a refund of any portion of any Taxes on which such payment was based, Lessor shall refund to Lessee the appropriate portion of such refund. Lessor shall have

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no obligation to contest the imposition of any Taxes and may settle, consent to, waive or otherwise resolve any such contest in its sole discretion.

                   5.2.3 "Operating Expenses" shall mean and include all costs of a non-capital nature incurred in any calendar year in operating and maintaining, managing, servicing, and repairing the Property and the Common Areas, including without limitation, all maintenance, electricity and other utilities supplied to Common Areas, water supplied to the Building and Common Areas and all costs incurred in connection with the wastewater treatment facility serving the Building, management, repair, replacement, insurance costs, licenses, permit and inspection fees, the costs of wages and other employee remunerations and taxes, ground rents, materials and services for the operation, management, security (if any) and maintenance of the Property and the Common Areas.

                   5.2.4 "Electricity Expenses" shall mean all costs incurred in any calendar year in providing electricity for leasable space in the Building, except for costs of electrical consumption by tenants of other space in the Building for which electrical consumption is measured by separate meters.

                   5.2.5 "Property" shall mean and include the Land, the Building and the other improvements on the Land, including without limitation, all fixtures, machinery, equipment, apparatus and appurtenances in, on or used in connection with the operation thereof.

               5.3 Budget. For each calendar year during the Term, Lessor shall prepare and submit to Lessee a budget showing estimated Taxes, Operating Expenses and Electricity Expenses for such calendar year ("Budgeted Taxes, Operating Expenses and Electricity Expenses"). Lessee shall pay as Additional Rent in equal monthly installments, in advance, on the first day of each month during such calendar year, without demand, deduction, counterclaim or setoff, at Lessor's notice address, one-twelfth (1/12th) of Lessee's Share of the Budgeted Taxes, Operating Expenses and Electricity Expenses for such calendar year.

               5.4 Statements. Following the end of each calendar year ending during the Term, Lessor shall furnish to Lessee a statement (a "Statement") showing a comparison of Lessee's Share of the actual Taxes, Operating Expenses and Electricity Expenses incurred for the calendar year just ended with the amount of Additional Rent paid by Lessee pursuant to Section 5.3 during such year. If the amount so paid by Lessee for such calendar year is less than Lessee's Share of the actual Taxes, Operating Expenses and Electricity Expenses for such year,

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the Statement shall notify Lessee of Lessee's Share of such deficiency (a
"Deficiency"), and Lessee shall pay the amount of such Deficiency within thirty
(30) days after such Statement is furnished. If the amount so paid by Lessee for such calendar year is greater than Lessee's Share of the Taxes, Operating Expenses and Electricity Expenses for such year, the Statement shall notify Lessee of Lessee's Share of such excess (an "Excess"), and Lessee shall be entitled to a credit against the payments of Additional Rent next becoming due under Section 5.3 in an amount equal to Lessee's Share of such Excess, or if the Term has ended, Lessee shall be entitled to a refund in the amount of any unapplied portion of Lessee's Share of such Excess.

               5.5 Fines, Penalties, Costs, Interests. Every fine, penalty, cost and interest which may be added for non-payment or late payment of any amounts which Lessee is required to pay pursuant to this Lease, shall also constitute Additional Rent. Lessee shall have all rights, powers, and remedies with respect thereto as are provided herein or by law in the case of non-payment of Base Rent.

               5.6 Fiscal Year. Lessor reserves the right to establish a Fiscal Year for purposes of making the Budgets and Statements of annual Taxes, Operating Expenses and Electricity Expenses. If such Fiscal Year is established, the Taxes, Operating Expenses and Electricity Expenses and Additional Rent payments described in this Section 5 shall be determined on a Fiscal Year-to-Fiscal Year basis, with appropriate prorations being made for any Lease Year beginning before or ending after a full Fiscal Year.

            6. SECURITY DEPOSIT.

               6.1 Security Deposit. Prior to or concurrently with Lessee's execution of this Lease, Lessee has deposited with Lessor the sum of Nine Hundred Seventy-One Dollars and Sixty-Two Cents ($971.62) as security for the payment by Lessee of the Base Rent, Additional Rent and other charges set forth in this Lease, and for the performance by Lessee of all the terms, conditions and covenants of this Lease. If at any time during the term of this Lease, Lessee shall be in default in the performance of any provisions of this Lease, Lessor may, at its option, use the security deposit, or so much thereof as is necessary, in payment of any Base Rent, Additional Rent, or other charges, reimbursement of any expense incurred by Lessor, or payment of any damages incurred by Lessor because of Lessee's default. If any portion of the deposit is so used or applied, Lessee shall, within 10 days after written demand from Lessor, remit to Lessor a sufficient amount to restore the security deposit to its original amount.

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

               6.2 Refund. If the security deposit has not been utilized as provided in Section 6.1, such security deposit, or so much of it as has not been so utilized, shall be refunded to Lessee, without interest, upon full performance of all the terms of this Lease by Lessee. Lessor shall have the right to retain the entire security deposit, or so much as Lessor deems necessary, until 90 days after the end of the calendar year in which this Lease terminates, in order to insure that Lessee will comply fully with its obligations under Sections 4 and 5 and 8.

               6.3 Use and Transfer of Security Deposit. Lessor shall have the right to commingle the security deposit with other funds of Lessor. Lessor shall also have the right to deliver the security deposit to any successor in interest to Lessor's interest in the Leased Premises, and upon such delivery, Lessor shall be discharged from further liability with respect to such security deposit. If claims of Lessor exceed the security deposit, Lessee shall remain liable for the balance of such claims. Lessee may not assign its right to the security deposit in whole or in part.

            7. OBLIGATIONS OF LESSOR. Lessor agrees during the Term of this Lease to furnish the following so long as Lessee is not in default hereunder:

               7.1 Services. Lessor shall furnish cleaning services for the Premises after hours on business days. Lessor shall also furnish unheated water for drinking, lavatory and toilet purposes, drawn through fixtures installed by Lessor or with Lessor's consent.

               If Lessee requires or uses water for any purposes in addition to such ordinary purposes, Lessor may install a water meter at Lessee's expense and thereby measure Lessee's water consumption for all purposes. Lessee shall pay Lessor on demand the cost of all water consumption so metered, including without limitation any and all sewer rents, taxes or levies assessed by any governmental authority or utility in connection with metered consumption. Such meter and installation equipment shall be maintained in good working order and repair at Lessee's expense.

               7.2 Business Days. Building services shall be available and provided on business days. Business days are Monday through Friday 8:00 a.m. to 6:00 p.m. and 8:00 a.m. to 12:00 noon on Saturdays. The following Holidays are excepted: Christmas, Thanksgiving, New Year's Day, July Fourth, Memorial Day and Labor Day (the latter two being celebrated on Mondays).

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               7.3 Extraordinary Use. Lessee acknowledges that the services to be supplied by Lessor and the load bearing capacity of the Building will be sufficient only for ordinary general office purposes. Any additional capacity or structural support needed for computers, heat-generating machines or other equipment or uses beyond ordinary general office uses shall be subject to Lessor's prior written approval and shall be installed and maintained at Lessee's sole expense.

               7.4 Interruption of Services. Lessor reserves the right, without being liable to Lessee and without abatement or diminution in Base Rent, to suspend, delay or stop any of the services to be furnished and provided by Lessor under this Section 7 whenever necessary due to any cause specified in
Section 16 or any other cause beyond Lessor's control, or for emergency, inspection, cleaning, repairs, replacements, alterations, improvements or renewals which in Lessor's judgment are desirable or necessary; and Lessor may suspend any such services until completion of any such work or until the cause of the suspension has been removed. Failure by Lessor to any extent to furnish any defined services, or any cessation of services due to any causes described in the preceding sentence, shall not render Lessor liable in any respect for damages to either person or property, not be construed as an eviction of Lessee, nor work an abatement of Base Rent, nor relieve Lessee from fulfillment of any covenant or agreement of this Lease. Should any of the equipment or machinery utilized in supplying the services breakdown, or for any cause cease to function properly, Lessor shall use reasonable diligence to repair the same promptly, but Lessee shall have no right to terminate or repudiate this Lease, and shall have no claim for rebate or abatement of rent or damages, on account of any resulting interruptions in service.

               7.5 Repairs. Lessor shall provide for maintenance of the exterior and structure of the Building and Premises (including the heating, ventilation and air conditioning system serving the Premises), and shall contract for the repair and replacement of electric lighting in the Common Areas, and maintenance of the Common Areas and the underlying land and improvements, all in a manner compatible with good quality office space.

            8. OBLIGATIONS OF LESSEE. During the Term of this Lease, Lessee agrees as follows:

               8.1 Use of Premises. Lessee shall continuously throughout the Term occupy and use the Premises. Lessee shall use the Premises for general office purposes and for no other purpose. Without limiting the generality of the foregoing,

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

Lessee shall not place, or permit to be place, any vending machines in the Premises.

               8.2 Electric Current.

                   8.2.1 Unless and until Lessor elects otherwise, Lessor shall supply electric current to the Premises and Lessee shall reimburse Lessor for Lessee's pro-rata share of Electricity Expenses and Additional Rent pursuant to
Section 5 of this Lease. Lessee acknowledges that Lessor intends that the electrical service being supplied to the Premises be used only for ordinary general office purposes. If, at any time during the Term of this Lease, Lessee's use of electricity at the Premises exceeds that consumed for ordinary general office purposes due to the equipment used by Lessee at the Premises, then Lessor shall have the right to install a separate electric meter to measure Lessee's use of electricity at the Premises. In the event Lessor installs a separate meter to measure Lessee's use of electricity at the Premises, Lessee shall, on demand, pay Lessor as Additional Rent, the cost of all electricity consumed at the Premises as measured by such meter. Such meter and installation equipment shall be installed and maintained in good working order and repair at Lessee's expense. If Lessor elects to install an electric meter for the Premises pursuant to this Section 8.2, then, for the time that Lessor bills Lessee directly for the electricity consumption measured by such meter, Lessee shall not be responsible for Lessee's Share of Electricity Expenses (as defined in Section 5.2.4).

                   8.2.2 Lessee shall not permit its use of electrical current to exceed Lessee's proportionate share of the capacity of the feeders, risers or other electrical installations serving Lessee's Floor. As used herein, Lessee's proportionate share of such capacity shall be the number of leasable square feet in the Premises divided by the total number of leasable square feet in Lessee's Floor of the Building. Any risers or other installations required to meet Lessee's excess electrical requirements, upon written request of Lessee, will be installed by Lessor at Lessee's expense, provided that in Lessor's sole judgment the same are necessary and will not (a) cause permanent damage or injury to the Building or Premises, (b) cause or create a dangerous or hazardous condition,
(c) entail excessive or unreasonable alterations, repairs or expenses, or (d) interfere with or disturb other tenants or occupants of the Building. Lessee shall not make any alterations or additions without the prior written consent of Lessor in each instance.

                   8.2.3 If, at any time when Lessor is furnishing electric current to the Premises, it becomes illegal for Lessor to do so, Lessor may, upon not less than thirty (30)

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days' prior written notice to Lessee (unless a shorter period is required by the governmental authority having jurisdiction), discontinue the furnishing of such electrical current. If Lessor gives any such notice of discontinuance, Lessee shall make all the necessary arrangements with the public utility for the supplying of such electrical current to the Premises.

               8.3 Compliance with Laws and Regulations. Lessee shall comply with all laws, regulations and orders of any governmental authority, with the rules and regulations, as reasonably adopted and modified from time to time by Lessor (the "Rules and Regulations"), and with the provisions of the Declaration of Covenants, Conditions, Restrictions and Reservation of Easements for Wastewater Treatment Facility, as recorded in the Hamilton County, Ohio recorder's office, and as amended from time to time. The Rules and Regulations for the Building are attached hereto and made a part hereof as Exhibit B. Lessee shall not do or permit anything to be done in or about the Premises or the Common Areas which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them or create a nuisance by permitting the emission of fumes or noxious odors or by the operation of excessively loud or vibration-prone equipment or otherwise. Lessee shall not do or permit anything to be done which will increase the premiums for fire insurance for the Building. At no time during the Term shall Lessee store any inventory, equipment or any other materials outside of the Premises. Lessor shall not be responsible to Lessee for the non-observance of the Rules and Regulations by any other tenant or occupant of the Building or the Office Park, but Lessor shall use reasonable efforts to enforce such Rules and Regulations in a fair and non-discriminatory manner.

               8.4 Care of Premises. Lessee at its expense shall maintain the Premises in good condition and repair, and shall commit no waste therein or damage thereto.

               8.5 Alterations. Lessee shall make no alterations in or installations of equipment or to the Premises, unless and until plans and specifications therefore have been approved by Lessor in writing. Lessee may remove its moveable trade fixtures prior to the expiration or earlier termination of this Lease, provided that Lessee repairs any damage to the Premises caused by such removal. Nothing in this Lease shall, however, be construed to constitute the consent of Lessor to the creation of any lien, and no person shall be entitled to any lien on the Building, the Common Areas, the Office Park or the underlying land or related improvements. In the event, despite this provision, a lien is placed thereon, Lessee shall cause such lien to be removed or shall, immediately upon request of Lessor,

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provide a corporate surety bond satisfactory to Lessor which shall save Lessor harmless under such lien and from any interest, costs and attorneys' fees incurred by Lessor in connection therewith. Lessee shall indemnify Lessor from any and all costs and expenses incurred by Lessor as a result of such liens. All approved installations, alterations, additions or other improvements made by Lessee shall be made in good and workmanlike manner, between such hours and by such contractors or mechanics as may be approved in writing by Lessor, and in such a way that utilities will not be interrupted and other tenants and occupants of the Building will not suffer unreasonable inconvenience or interference. Both during and after the performance of any such work, Lessor shall have free access to any and all mechanical installations in the Premises, including, but not limited to, air conditioning, fans, ventilating systems, machine rooms and electrical closets; and Lessee agrees not to construct or permit the installation of partitions and/or other obstructions in the Premises, which might interfere with Lessor's free access to the Premises or Building, or impede the free flow of air to and from air vents and other portions of the heating, air conditioning and ventilating systems in the Premises and Building.

               8.6 Assignment and Subletting. Lessee shall not assign, sublet, mortgage, or pledge the Premises or this Lease, in whole or in part, by operation of law or otherwise, without the prior written consent of Lessor, such consent to have been secured no later than 60 days prior to the effective date of any assignment or sublease. Any purported mortgage, pledge, assignment, or sublease, entered into by Lessee with a third party for the Premises or the Lease, or any portion thereof without Lessor's prior written consent shall be void. If Lessee is a privately held corporation or a partnership, any transfer of shares or partnership interests in Lessee shall constitute an assignment for purposes of this section. Lessor reserves the right to refuse to give such consent if in Lessor's discretion and opinion the use of the Premises or quality of operation of or variety of tenants' businesses in the Building is or may be in any way adversely affected, and such refusal shall be deemed to be reasonable. In the event any assignment or subletting is approved, such assignment or subletting shall not become effective until the assignee or sublessee has delivered to Lessor an acknowledged instrument in recordable form assuming all of the obligations, covenants, and responsibilities of Lessee hereunder. Lessee shall, notwithstanding any approved assignment or sublease, remain primarily liable to perform the obligations imposed on Lessee hereunder. Lessee further agrees to reimburse Lessor for reasonable attorneys' fees incurred in conjunction with the processing and documentation of any requested transfer, assignment, subletting, change of ownership, hypothecation or mortgage of this Lease or Lessee's interest in and to the

Premises or Lessor's consent thereto. In the event Lessor approves an assignment or sublease of this Lease, Lessee shall pay to Lessor 100% of any "Excess Subletting Rent" (as hereafter defined) which shall be paid at the same time as payments of Base Rent hereunder. As used herein, "Excess Subletting Rent" shall mean that amount of "Subletting Rent" (as hereafter defined) for any month during the Term which is in excess of the amount of Base Rent owed by Lessee under this Lease for the same month. "Subletting Rent" shall mean the gross amount paid during the Lease Term to Lessee as a sublessor or assignor, by a sublessee or assignee, pursuant to a sublease or assignment which has been approved by Lessor, or in consideration of such subletting or assignment.

               8.7 Signs. Lessee shall not place or permit to be placed or maintained any sign or other advertising matter in or on any portion of the Building outside the Premises, including, but not limited to, any exterior doors, walls, roof or windows of the Premises, the Building or the Common Areas. Lessee shall not place or permit to be placed or maintained any decoration, lettering or advertising matter on the interior of the glass of any window or door of the Premises. Lessor shall provide a directory of tenants in the Building and shall further provide suite identification at or near the entrance to the Premises.

            9. RIGHTS RESERVED TO LESSOR. Lessor shall have the following rights:

               9.1 Entrance. Lessor shall have the right to inspect the Premises at all reasonable times, and to show them after Lessee gives notice to intended vacation or within ninety (90) days prior to the expiration of the Lease Term, and to enter the Premises at any reasonable time to make such repairs, additions or alterations as it may deem necessary for the safety, improvement, or preservation of the Building, all of which shall be done in such a manner as not to interfere materially with Lessee's use of the Premises, except in the case of an emergency. In addition to Lessor's unrestricted right to show the Premises as set forth above, Lessor may also show the Premises to prospective tenants, mortgagees, or purchasers of the Building after having given Lessee reasonable prior notice of such showing, provided such showing is conducted in a manner that does not materially interfere with Lessee's use of the Premises.

               9.2 Common Areas. All Common Areas, including without limitation automobile parking areas, driveways, entrances, walkways and exits thereto, and other facilities furnished by Lessor in or near the Office Park, including parking areas, pedestrian sidewalks and ramps, landscaped areas, stairways, and other areas and improvements, shall at all times be subject to the control and management of Lessor, and Lessor shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to the Common Areas. Lessor may from time to time change the area, level, location and arrangement of parking areas and other facilities; establish parking areas for tenants, their officers, agents, invitees and employees; close temporarily all or any portion of the parking areas or facilities for repairs thereto; discourage non-customer parking; and do and perform such other acts in and to the Common Areas as Lessor shall determine to be necessary or desirable under the circumstances.

               9.3 Right to Cure. All costs, charges, adjustments and expenses which Lessee is obligated to pay under this Lease (including but not limited to amounts payable in order to release liens) shall be collectible in the same manner as the Base Rent and, in the event of nonpayment, Lessor shall have the same rights and remedies provided for in the case of nonpayment of Base Rent. If Lessee fails to make any payment which it is required to make (other than the payment of Base Rent or Additional Rent), including but not limited to payment of any utility costs, whether or not separately metered, or shall default in performing any of its obligations under this Lease, Lessor, at its option, at any time after 10 days' notice to Lessee, may (but shall not be obligated to) make such payment, or cause any such obligation of Lessee to be performed for and on behalf of Lessee, expending such sums as may be necessary to perform or satisfy any such obligation of Lessee. All sums so expended by Lessor, together with interest at the lesser of a per annum rate of 2% over the prime rate then in effect at Star Bank, or the maximum rate allowable by law, from the date of such expenditure, shall be deemed additional rent, and shall be repaid by Lessee to Lessor on demand; but no such payment, act, or expenditure by Lessor shall be deemed a waiver of Lessee's default nor shall it affect any other remedy of Lessor by reason of such default.

            10. RIGHTS OF THE PARTIES IN THE EVENT OF EMINENT DOMAIN OR
CASUALTY.

               10.1 Eminent Domain. In the event the Premises or any part thereof shall be acquired by the exercise of eminent domain by any public or quasi-public body in such a manner that the Premises shall become unusable by the Lessee for office purposes, or the Building or Common Areas or a "material portion" (as hereinafter defined) thereof shall be so acquired, then either party may terminate this Lease as of the date that possession thereof is taken by the condemning authority by giving written notice to the other. Lessee shall have no claim against

Lessor or the condemning authority on account of such taking for the value of the remaining unexpired term of this Lease, and all damages awarded or compensation given as a result of such taking shall belong to and be the sole property of Lessor, except Lessee shall be entitled to any specific award or compensation allocated to the cost of removal of equipment or property of Lessee or relocation by Lessee, provided that the claim for or payment of any such award does not reduce the amount awarded or payable to Lessor. A portion of the Building or Common Areas so acquired shall be deemed to be a "material portion" thereof if Lessor determines in its sole discretion that the remainder thereof is not suitable for use as an office building.

               10.2 Fire and Casualty.

                   10.2.1 Except as provided in Section 10.2.2, if the Building or the Premises are partially damaged by fire or other casualty, Lessor shall repair and restore the damaged portion of the Building and Premises to substantially their condition prior to such fire or other casualty, except that Lessor shall not be required to repair or restore the Tenant Improvements or any other leasehold improvements installed in the Premises by Lessee, nor shall Lessor be required to expend sums in excess of the insurance proceeds available for such purposes.

                   10.2.2 If all or a substantial portion of the Premises, the Building or the Common Areas is damaged, destroyed or rendered unfit for occupancy as a result of fire or other casualty, Lessor may elect, by giving written notice to Lessee within ninety days after the casualty date (i) to terminate this Lease as of the casualty date; or (ii) to repair and restore the Building or the Common Areas. If after such damage or destruction Lessor elects to repair and restore the Building or the Common Areas, and the same shall not have been repaired and restored to substantially their condition prior to the casualty (except for repairs and restoration of the Tenant Improvements or any other leasehold improvements installed in the Building by Lessee or other tenants) within 180 days after the date of giving of Lessor's notice to Lessee (subject to Section 16), either party shall have the right to terminate this Lease, as of the casualty date, by giving written notice to the other within ten
(10) days after the expiration of such 180 day period, and the Base Rent and all additional charges shall be prorated as of the date of the casualty.

                   10.2.3 The Base Rent, until such repairs as Lessor elects to undertake are substantially completed, shall be abated in proportion to the part of the Premises which is not tenantable by Lessee.

                   10.2.4 If this Lease is not terminated pursuant to Section 10.2.2, Lessee shall as promptly as practicable after the occurrence of any damage or destruction make such repairs and replacements in the Premises as are necessary to restore Lessee's leasehold improvements, including without limitation Tenant Improvements, to their condition immediately prior to the occurrence of such casualty.

            11. INSURANCE; DAMAGE TO LESSEE'S PROPERTY.

               11.1 Insurance. Lessor shall maintain fire and extended coverage insurance on the Building, but shall not insure Lessee's property. All of Lessee's personal property placed in or about the Building or the Premises shall be at Lessee's sole risk, and Lessor and its agents and employees shall not be liable to Lessee, or its agents or employees, for theft, loss or appropriation, or for any damage or injury due to explosion, water, rain, snow, frost, steam, gas, electricity, heat, cold, dampness, falling plaster, sewage, odors, noise, leaks from any part of the Building or the roof, the bursting or leaking of pipes, plumbing, electrical wiring and equipment and fixtures of all kinds, or any act or neglect of other tenants or occupants of the Building or of any other person or from any other cause whatsoever, nor shall Lessor be liable for any latent defect in the Premises or in the Building. Lessee shall give immediate notice to Lessor in case of fire or accident in the Premises or of any defects, damage or injury in the Premises or in any fixtures or equipment.

               11.2 Waiver of Claims. Notwithstanding any other provisions of this Lease, Lessor shall not be liable for loss or damage to the Tenant Improvements or any fixtures, furnishings, leasehold improvements or personal property located or found in or around the Premises caused by fire or other perils usually covered by an "all-risk" of loss insurance policy, and Lessee waives all rights of subrogation against Lessor with respect to such perils. Notwithstanding any other provisions of this Lease, Lessee shall not be liable for loss or damage to the Premises, the Building, or the Common Areas caused by fire or other perils usually covered by an "all-risk" of loss insurance policy, and Lessor waives all rights of subrogation against Lessee with respect to such perils.

               11.3 Lessee's Insurance. Lessee shall carry and maintain public liability insurance on the Premises throughout the Term covering Lessee, and naming Lessor as an additional insured and, if Lessor elects, also naming any mortgagee as an additional insured, with terms and companies satisfactory to Lessor and for limits of not less than $1,000,000.00 for personal injury or death arising out of any one occurrence and not less than $500,000.00 for damage to property arising out of any one occurrence. Lessee shall also carry insurance against fire and such other risk as are from time to time included in an "all-risk" of loss insurance policy, insuring the full replacement cost of all leasehold improvements paid for by or in behalf of Lessee, including the Tenant Improvements and all wall coverings, carpeting, furnishings, equipment and other items of personal property located on or within the Premises, regardless of whether any such items will constitute fixtures and be surrendered to Lessor upon expiration of the Term. Lessee shall also carry plate glass insurance on all interior and exterior glass in or on the Premises. All such policies shall be cancelable only upon 30 days prior written notice to Lessor. Prior to the commencement of the Term and within 15 days prior to the expiration of each such policy, Lessee shall furnish Lessor with copies of such policies or certificates evidencing that such insurance is in full force and effect and stating the terms of the insurance.

            12. LESSEE'S INDEMNIFICATION OF LESSOR. Lessor shall not be liable to Lessee or any other person for damage to property, or injury or death to persons due to the condition of the Premises, the Building, or the Common Areas, or due to any occurrence or happening in or about the Premises, the Building or the Common Areas or due to any act or neglect of Lessee or any other tenant or occupant of the Building or of any other person, unless such damage, injury or death is the result of the gross negligence or willful act of Lessor or its agents or employees. Lessee shall be responsible and liable to Lessor for any damage to the Premises, the Building, or the Common Areas resulting from the negligence of Lessee, its employees, licensees, invitees, or agents, except as provided in Section 11.2. Lessee shall defend, indemnify and save harmless Lessor against any and all claims arising from Lessee's use and occupancy of the Premises or from any work or thing done by or on behalf of Lessee in or about the Premises, including but not limited to the construction of the Tenant Improvements, and Lessee will further defend, indemnify and save Lessor harmless against any and all claims arising from any breach or default in the performance of any of Lessee's obligations under this Lease or arising from any act or negligence of Lessee, its agents, contractors, employees, invitees and licensees, and from and against all costs, counsel fees, expenses and liabilities incurred in connection with any such claim.

            13. DEFAULTS AND REMEDIES.

               13.1 Defaults by Lessee. Each of the following shall be deemed a default by Lessee:

                   13.1.1 Failure to pay Base Rent, Additional Rent, or any other amounts herein provided to be paid when due or within ten (10) days thereafter;

                   13.1.2 Failure to perform any other act to be performed by Lessee hereunder or to comply with any condition or covenant contained herein on Lessee's part to be kept or performed and such failure continues for a period of 30 days after written notice from Lessor to Lessee; provided that such period may be extended for the period of time reasonably necessary to cure such failure so long as Lessee promptly commences such cure within such 30 day period and thereafter diligently prosecutes such cure to completion; and

                   13.1.3 The abandonment of the Premises by Lessee or Lessee's adjudication as a bankrupt; the making by Lessee of a general assignment for the benefit of any insolvency action or law; the appointment of a permanent receiver or trustee or custodian in bankruptcy for Lessee or its assets; the appointment of a temporary receiver for Lessee or its assets if such temporary receivership has not been vacated or set aside within 30 days from the date of such appointment; the initiation of an arrangement or similar proceedings for the benefit of creditors by or against Lessee; termination of Lessee's existence, whether by dissolution, agreement, death or otherwise.

               13.2 Remedies of Lessor. In the event of any default of Lessee as provided in Section 13.1, Lessor shall have the immediate right to re-enter and may remove all persons and property from the Premises. Lessor may dispose of such property in any manner it deems expedient at the expense of Lessee. Whether or not Lessor elects to re-enter, as herein provided, or take possession pursuant to legal proceedings or pursuant to any notice provided by law, Lessor may at its option terminate this Lease by giving written notice to Lessee specifying a date on which this Lease shall terminate, and upon such date, this Lease shall terminate.

               In case of any such default, termination, re-entry, expiration and/or dispossession by summary proceedings or otherwise, (1) all Base Rent and Additional Rent shall become due thereupon and be paid up to the time of such re-entry, dispossession and/or expiration; and/or (2) Lessor may re-let the Premises or any part or parts thereof, either in the name of Lessor or otherwise, for a term or terms which may, at Lessor's option, be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease and may grant concessions or free rent; and/or (3) Lessee shall also pay Lessor as liquidated damages for the failure of sublessee to observe and perform Lessee's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the Premises for each month of the period which would otherwise have constituted the balance of the term of this Lease. The failure or refusal of Lessor to re-let the Premises or any part or parts thereof shall not release or affect Lessee's liability for damages. In computing such liquidated damages there shall be added to such deficiency such expenses as Lessor may incur in connection with re-letting, such as legal expenses, reasonable attorneys' fees, brokerage and for keeping the Premises in good order or for preparing the same for re-letting, including all alterations, repairs, replacements and redecorations as Lessor may take in its sole discretion. Any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Lessor to collect the deficiency for any subsequent month by a similar proceeding. Lessor shall in no event be liable in any way whatsoever for failure to relet the Premises, or in the event the Premises are re-let, for failure to collect the rent under such re-letting. Mention in this Lease of any particular remedy shall not preclude Lessor from any other remedy, in law or in equity. Lessee hereby expressly waives any and all rights or redemption granted by or under any present or future laws in the event of Lessor obtaining possession of the Premises, by reason of the violation by sublessee of any of the covenants and conditions of this Lease, or otherwise.

               13.3 Attorneys' Fees. In the event Lessee defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and Lessor places the enforcement of this Lease, or the collection of any rent due or to become due, or recovery of possession of the Premises, in the hands of an attorney, or files suit upon the same, Lessee agrees to pay Lessor all reasonable attorneys' fees incurred by Lessor.

               13.4 Condition on Lessor's Liability. Lessee shall not be entitled to claim a constructive eviction from the Premises unless Lessee shall have first notified Lessor of the condition or conditions giving rise to such claim, and, if the complaints are justified, Lessor shall have failed within a reasonable time after receipt of such notice to remedy such conditions.

            14. BROKER. As part of the consideration for the granting of this Lease, Lessee represents and warrants to Lessor that no broker negotiated or was instrumental in negotiating or consummating this Lease, except for Cincinnati Capital Properties, Inc.

            15. ENTRY BY LESSOR. Lessee shall provide Lessor with the names of two persons Lessor may contract for entry into the Premises, for Building emergencies, and for other matters arising in administering this Lease. If a representative of Lessee is not present to permit Lessor to enter the Premises at any time that entry is necessary or permissible, Lessor or its agents may enter by a master key or may, if necessary, forcibly enter the same without any liability, provided that, during such entry, reasonable care shall be used to avoid damage or injury to Lessee's property.

            16. INABILITY TO PERFORM. This Lease and the obligation of Lessee to pay any amount payable hereunder and perform all of its other obligations shall not be affected, impaired or excused because Lessor is unable to fulfill any of its obligations under this Lease, or to supply, or is delayed in supplying, any service expressly or impliedly to be furnished, or is unable to make, or is delayed in making, any improvements (including the construction of the Building or the construction of the Tenant Improvements), repairs, additions, alterations or decorations, or is unable to supply or is delayed in supplying any equipment or fixtures, if Lessor is so prevented or delayed by reason of strike, lockout or labor dispute, lack or failure of customary sources of supply of fuel, labor and materials, or due to any other cause beyond the reasonable control of Lessor, including without limitation national emergency, any law or governmental rule, order or regulation, war, civil commotion, riot, interference by civil or military authorities, fire or other casualty or act of God.

            17. RELOCATION OF PREMISES. At any time after the execution of this Lease, Lessor may relocate the Premises to other premises in the Building (the "New Premises") in which event the New Premises shall be deemed to be the Premises for all purposes hereunder provided:

                      (a) The New Premises are similar in area and appropriateness for Lessee's purpose;

                      (b) Such relocation is effected for the purpose of accommodating a tenant that will occupy a substantial portion of the square footage on the floor on which the Premises are located;

                      (c) If Lessee is occupying the Premises at the time of any such relocation, Lessor shall pay the expense of moving Lessee, its property and equipment to the New Premises, and shall, at its sole cost, improve the New Premises with improvements substantially similar to those located in the Premises; and

                      (d) If any such substitution occurs prior to Lessee's occupancy and build-out of the Premises, Lessor shall pay any reasonable additional architectural or design fees incurred by Lessee as a direct result of such relocation.

            18. LESSOR'S SUCCESSORS. The term "Lessor" as used in this Lease shall be limited to mean and include only the owner or owners, at the time, of the fee of the Building, their successors and assigns, or the sublessee under a lease of the Building, so that in the event of any subsequent sale or sales of the Building, or in the event of a lease or assignment of lease of the Building, the previous Lessor shall be entirely released with respect to the performance of all subsequently accruing covenants and obligations on the part of Lessor. The retention of fee ownership by a lessor of the Building or of the land on which it is located under an underlying lease which is now or hereafter in effect, shall not be deemed to impose on such underlying lessor any liability, initial or continuing, for the performance of the covenants and obligations of Lessor.

            19. LIMITATION UPON LIABILITY. Notwithstanding anything to the contrary provided for herein, each and every term, covenant, condition, and provision of this Lease is hereby made specifically subject to the provisions of this Section 19. It is specifically understood and agreed that Lessee's sole recourse in the event Lessor fails to observe or perform any term, covenant, condition or provision of this Lease on Lessor's part to be performed, is limited to Lessor's interest in the Premises, and Lessee shall have no right to obtain a judgment against Lessor or any general or limited partner of Lessor or any officer, director or employee of Lessor for any sum of money which is or may be payable under this Lease, or for any deficiency after realization against the Premises, or to enforce or attempt to enforce a claim for any such sum against any of the other assets of Lessor or any general or limited partner or any officer, director or employee of Lessor. Such exculpation of personal liability is absolute and without any exception whatsoever.

            20. MISCELLANEOUS PROVISIONS.

               20.1 Right to Quiet Enjoyment. If Lessee shall perform all covenants and agreements herein provided to be performed by Lessee, Lessee shall, at all times during the Lease Term, have the peaceable and quiet enjoyment of possession of the Premises, free of hindrance and molestation by Lessor, subject to the provisions of this Lease.

               20.2 Subordination. This Lease and all Lessee's rights under this Lease are subject and subordinate to all underlying leases, trust indentures and mortgages (collectively, "Mortgages") now or hereafter placed on or affecting the Building and/or the land on which the Building is located, or any interest therein, and all renewals, modifications, consolidation, replacements, substitutions, additions and extensions of any such Mortgages. This provision shall be self-operative and no further instrument of subordination shall be necessary. However, in confirmation of such subordination, Lessee shall execute and deliver promptly any subordination agreement that Lessor may request. In the event any proceedings are brought for the foreclosure of any Mortgage, or in the event of a deed in lieu of such foreclosure, or in the event of the termination of any underlying lease, Lessee hereby agrees to attorn to the purchaser or transferee upon foreclosure, and/or the holder of the reversion under any such underlying lease, and recognize such purchaser, transferee or holder as the Lessor under this Lease to the same extent and effect as the original Lessor. Lessee agrees to execute and deliver upon the request of Lessor, or any such purchaser, transferee or holder, any instrument necessary or desirable to evidence such attornment. Lessee waives any right which it may have by law to terminate this Lease or to surrender possession of the Premises by reason of any such foreclosure proceedings or termination of any underlying lease.

               20.3 Estoppel Certificates. Upon the request of Lessor, any owner, transferee, or purchaser at foreclosure of the Building, any potential purchaser of the Building pursuant to contract, or any holder or potential holder of a Mortgage, Lessee will execute estoppel certificates addressed to such person(s), certifying as to such facts (if true) and agreeing to such notice provisions and other matters, as such person(s) may reasonably require with respect to the status of this Lease.

               20.4 Rights of Assigns. Except where specifically limited, the rights and liabilities of the parties hereto shall run to the benefit of and shall be binding upon the personal representatives, heirs, devisees, assigns and successors in interest of Lessor and Lessee.

               20.5 Surrender at End of Term. Lessee shall quit and surrender the Premises at the expiration or earlier termination of this Lease. The Premises shall be broom clean, in good condition and repair, except for ordinary wear and tear and damage by fire and extended coverage hazards for which insurance is maintained, with alterations, additions and improvements, except as otherwise provided herein. Lessee's obligations under this Section shall survive the expiration or earlier termination of this Lease.

               20.6 Holding Over. At the expiration or earlier termination of the term of this Lease, any holdover shall be from month to month on the same terms and conditions as herein provided, except as Lessor otherwise gives Lessee at least 30 days' notice, and in the event of such holdover this Lease may be terminated by either party by 30 days' prior written notice to the other.

               20.7 Waiver. No waiver of any covenant or condition, or the breach of any covenant or condition of this Lease shall be taken to justify or authorize a non-observance on any other occasion of such covenant or condition or any other covenant or condition or to constitute a waiver of any subsequent breach of such covenant or condition. Acceptance of Base Rent, Additional Rent or any other sums by Lessor at any time when Lessee is in default of any covenant or condition hereof shall not be construed as a waiver of any such default or of Lessor's right to terminate this Lease on account of such default.

               20.8 Notice. Any notice, consent or waiver required or permitted to be given or served by either party to this Lease shall be in writing and either delivered personally to the other party of mailed by certified or registered mail, return receipt requested, addressed as follows:

          Lessor:   Jay F. Antenen, Jr., Jay F. Antenen, Sr.,
                    and Donald M. Houpt, III
                    c/o  Kiesland
                    Grubb & Ellis West Shell Commercial
                    221 East Fourth Street, Suite 2400
                    Cincinnati, Ohio  45202
          Lessee:   Able Labs, Inc.
                    ------------------------------------------------
                    ------------------------------------------------
                    ------------------------------------------------

               Either party may, from time to time, change its notice address by notice to the other in accordance with the provisions of this Section.

               20.9 Severability. If any provision of this Lease or the application thereof to any person or circumstance is invalid, such invalidity shall not affect other provisions or applications of this Lease which can be given effect without the invalid provision or application, and to this end the provisions of this Lease are declared to be severable.

               20.10 Government Regulations. Lessee shall comply with any statutes, ordinance, orders or regulations issued by the State, City, County or Federal authorities or by the Ohio

Inspection Bureau or other insurance organizations on account of Lessee's occupancy of the Premises.

               20.11 Counterparts. This Lease may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

               20.12 Entire Agreement. This Lease is intended by the parties to be the final expression of their agreement with respect to the matters herein contained and is the complete and exclusive statement of the terms thereof, notwithstanding any representation or statement to the contrary heretofore made.

               20.13 Other Agreements. This Lease shall not be merged into any other agreement or understanding between the parties, and this Agreement and every other agreement or understanding between the parties hereto shall be separate and distinct from each other.

               20.14 Headings; Pronouns. The headings contained herein are solely for convenience and reference and are not to be construed as part of this Lease. All terms used in this Lease, regardless of the number or gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context or sense of this Lease or any section, subsection or clause herein may require as if such terms had been fully and properly written in such number and gender.

               IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the day and year first above written.



SIGNED AND ACKNOWLEDGED                LESSOR:
IN THE PRESENCE OF:
                                       JAY F. ANTENEN, JR., JAY F.
                                       ANTENEN, SR., AND DONALD M.
                                       HOUPT, III



___________________________            By: __________________________

___________________________            Name: Jay F. Antenen, Jr.

                                       Its: _________________________



___________________________            By: __________________________

___________________________            Name: Jay F. Antenen, Sr.

                                       Its: _________________________



___________________________            By: __________________________

___________________________            Name: Donald M. Houpt, III

                                       Its: _________________________






                                       LESSEE:

                                       Able Labs, Inc.
                                       a (n) ________________________

___________________________            By: __________________________

___________________________            Name: ________________________

                                       Its: _________________________

                            LESSOR'S ACKNOWLEDGMENT:

STATE OF ___________)
                    )  SS:
COUNTY OF __________)


     The foregoing instrument was acknowledgment before me this ______ day of _________, 2002 by Jay F. Antenen, Jr.

                                            -----------------------------------
                                            Notary Public

STATE OF ___________)
                    )  SS:
COUNTY OF __________)

     The foregoing instrument was acknowledgment before me this ______ day of _________, 2002 by Jay F. Antenen, Sr.

                                            -----------------------------------
                                            Notary Public

STATE OF ___________)
                    )  SS:
COUNTY OF __________)

     The foregoing instrument was acknowledgment before me this ______ day of _________, 2002 by Donald M. Houpt, III.

                                             -----------------------------------
                                             Notary Public



                            LESSEE'S ACKNOWLEDGMENT:

STATE OF ___________)
                    )  SS:
COUNTY OF __________)

     The foregoing instrument was acknowledgment before me this ______ day of _________, 2002 by __________________________, ____________________________ of
_______________________________, a(n) _____________________, on behalf of the
__________________.

                                            -----------------------------------
                                            Notary Public

                                    EXHIBIT B


Landlord will complete the following work at its expense:

1.      Landlord will build the walls and doors as shown in Exhibit A.

2. Landlord will replace the carpeting and will provide new vinyl cove base. Tenant will choose from Landlord's standard selections.

3. All walls will be patched, repaired and painted with two coats of latex paint.

4.      Circuits will be checked and bulbs replaced where required.

5.      A thorough cleaning of the space will be provided.

All other improvements to the space will be paid by Tenant.

                                    EXHIBIT C

                              RULES AND REGULATIONS


     1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or used for any purpose other than ingress and egress.

     2. No awnings or other projects shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Building standard drapes without Lessor's prior written approval. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent, of a quality, type, design and bulb color approved by Lessor. Neither the interior nor the exterior of any windows shall be coated or otherwise sunscreened without written consent of Lessor.

     3. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Lessee on, about or from any part of the Premises or the Building without the prior written consent of Lessor. In the event of the violation of the foregoing by Lessee, Lessor may remove or stop same without any liability, and may charge the expense incurred in such removal or stopping to Lessee. Standard interior signs or doors and directory tablet shall be inscribed, painted or affixed for Lessee by Lessor, and shall be of a size, color and style acceptable to Lessor. The directory tablet will be provided exclusively for the display of the name and location of tenants only, and Lessor reserves the right to exclude any other names therefrom. Nothing may be placed on the exterior of corridor walls or corridor doors other than Lessor's standard lettering.

     4. The sashes, sash doors, windows, and doors that reflect or admit light and air into halls, passageways or other public places in the Building shall not be covered or obstructed by any Lessee.

     5. The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose subtenants, assignees or any of their servants, employees, agents, visitors or licensees shall have caused the same.

     6. Lessee shall not mark, paint, drill into, or in any way deface any part of the Premises or the Building, except for the hanging of pictures and similar objects. No boring, cutting or laying of linoleum or other similar floor coverings shall be permitted, except with the prior written consent of Lessor and as Lessor may direct. Lessee shall not string wires within the Premises unless such wires will be concealed in the walls and ceiling of the Premises.

     7. No bicycles, vehicles, birds or animals of any kind shall be brought into or kept in or about the Premises, and no cooking shall be done or permitted by Lessee on the Premises, except that the preparation of coffee, tea, hot chocolate and similar items and the heating of food in microwave ovens for Lessee and its employees shall be permitted provided power shall not exceed that amount which can be provided by a 30 amp circuit. Lessee shall not cause or permit any unusual or objectionable odors to be produced on or emanate from Premises.

     8. Lessee shall not make, or permit to be made any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way. Lessee shall not throw anything out of doors or windows or down the passageways.

     9. Neither Lessee nor its subtenants or assignees nor any of its or their servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, chemical or substance.

     10. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Lessee, nor shall any changes be made in existing locks or the mechanism thereof. Lessee must upon the termination of its tenancy, restore to Lessor all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Lessee, and in the event of the loss of keys so furnished, Lessee shall pay to Lessor the cost of replacing the same or of changing the lock or locks opened by such lost key if Lessor shall deem it necessary to make such changes.

     11. All removals or the carrying in or out of any safes, freight, furniture, or bulky matter of any description must take place during the hours which Lessor shall reasonably determine from time to time. The moving of safes or other fixtures or bulky matter of any kind must be done upon previous notice to the superintendent of the Building and under his or her supervision, and the persons employed by Lessee for such work must be acceptable to Lessor. Lessor reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Lessor reserves the right to prescribe the weight and position of all safes, which must be placed upon supports approved by Lessor to distribute the weight.

     12. Lessor shall have the right to prohibit any advertising by Lessee, which, in Lessor's opinion tends to impair the reputation of the Building or its desirability as an office location, and upon written notice from Lessor, Lessee shall refrain from or discontinue such advertising.

     13. Lessor reserves the right to require all persons entering the Building between the hours of 6 p.m. and 8 a.m. and at all hours on Sunday and legal holidays to register with security personnel which Lessor at its option may provide. Lessee shall be responsible for all persons entering the Building at Lessee's invitation, express or implied. Lessor shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of an invasion, mob riot, public excitement or other circumstances rendering such action advisable in Lessor's opinion, Lessor reserves the right without any abatement of rent to require all persons to vacate the Building and to prevent access to the Building during the continuance of the same for the safety of Lessee and the protection of the Building and the property in the Building.

     14. Any persons employed by Lessee to do janitorial work shall, while in the Building and outside of the Premises, be subject to and under the control and direction of the superintendent of the Building (but not as an agent or servant of said superintendent or of Lessor), and Lessee shall be responsible for all acts of such persons.

     15. All doors opening onto public corridors shall be kept closed, except when in use for ingress and egress.

     16. Canvassing, soliciting and peddling in the Building are prohibited, and Lessee shall report and otherwise cooperate to prevent the same.

     17. All office equipment of any electrical or mechanical nature shall be placed by Lessee in the Premises in settings which will, to the maximum extent possible, absorb or prevent any vibration, noise and annoyance.

     18. No air conditioning unit or other similar apparatus shall be installed or used by Lessee without the prior written consent of Lessor.

     19. There shall not be used in any space, or in the public halls of the Building, either by Lessee or others, any hand trucks except those equipped with rubber tires and rubber side guards.

     20. No vending machine or machines of any description except for ordinary business equipment shall be installed, maintained or operated upon the Premises without the prior written consent of Lessor.

     21. The scheduling of Lessee's move-in shall be subject to the reasonable discretion of Lessor.